EXHIBIT 99.1

         WESBANCO, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE

              PLAN AUTHORIZATION FOR ALL COMMON SHAREHOLDERS

Please enroll me in the WesBanco, Inc. Dividend Reinvestment and Stock Purchase Plan. I direct WesBanco, Inc. to pay the Plan Administrator for my account.

1. Please initial the appropriate blank for option A or B to reinvest dividends:

     A. ___ Reinvest dividends on ALL shares of WesBanco common stock registered in my name.

     B. ___ Reinvest dividends on __________ shares of WesBanco common stock registered in my name.
                (Enter number of shares only if you do not want all shares reinvested.)

2.   Please initial for participation in voluntary cash payments option:
     (Initialing here enrolls you in Voluntary Cash Payments but does not obligate you to make a payment every month.)

                   ____ Invest voluntary cash payments as directed on a monthly basis in an amount of at least $10.00, but not more than $5,000.00.

     I acknowledge all dividends on shares credited to my account under the Plan will automatically be reinvested.

     I hereby appoint Fifth Third Bank, the Plan Administrator, as my agent under the Plan and direct the Plan Administrator to apply my dividends on all WesBanco securities designated above which are registered in the name of or credited to my account under the Plan to the purchase of shares of WesBanco common stock.

     I acknowledge receipt of a copy of WesBanco's Dividend Reinvestment and Stock Purchase Plan and agree to the terms and conditions of the Plan as stated herein.



-----------------------------------------------------------------------------
Stockholder's Name(s)                       Account No.          No. Shares

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Address

-----------------------------------------------------------------------------
Address

-----------------------------------------------------------------------------
Taxpayer Identification Number*
   *If you are an individual, your taxpayer identification number is your social security number.

-----------------------------------------------------------------------------
      Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that
       I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal
        Revenue Service has notified me that I am no longer subject to backup withholding.
-----------------------------------------------------------------------------

Sign below to enroll:


-----------------------------------------------------------------------------
  Signature                                               Date


-----------------------------------------------------------------------------
  Signature (if joint account,both sign)                  Date


               RETURN THIS FORM TO PARTICIPATE IN THE PLAN TO:
        WesBanco, Inc. c/o Corporate Trust Services   P.O. Box 631444
                        Cincinnati, OH  45263-1444